Exhibit 99.5
INGEN TECHNOLOGIES, INC.

SCOTT R. SAND

EMPLOYMENT AGREEMENT

This Agreement is dated this 14th day of February by and between Scott R. Sand ("Sand”) and Ingen Technologies, Inc. ("INGEN"), a GA corporation, and is hereinafter referred to as the "Agreement.”

I

RECITALS

A.  INGEN desires to enter into an agreement with  Sand wherein  Sand will serve as President of INGEN TECHOLOGIES, INC., a Nevada corporation, (“Ingen NV”), our subsidiary.

B.  INGEN and  Sand have reviewed this agreement and any documents delivered pursuant hereto and have taken such additional steps and reviewed such additional documents and information as deemed necessary to make an informed decision to enter into this Agreement.

C.  Each of the parties hereto desires to make certain representations, warranties and agreements in connection herewith and also to describe certain conditions hereto.

II

AGREEMENT

Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Job or Task Description:   Sand will have the following duties and responsibilities:  President of Ingen NV

2. Term:  The term of this agreement is for a period not to exceed 5 years, unless the parties mutually agree to an extension.

3.	Compensation:

a.  Stock:   Sand is entitled to $20,000 worth of IGNT preferred shares.

b.  Cash:  Sand shall be paid a salary of $200,000 annually. Any adjustments to cash compensation will be negotiated in good faith depending on the services actually provided by  Sand and the performance of Ingen NV.  All compensation per this Agreement shall be fair and in the light of and commensurate with compensation made to others employed by INGEN and/or in accordance with industry standards.  Cash compensation is reviewable at any time during the term of this Agreement. The parties may agree on a cash bonus structure at any time during the course of this Agreement.

c.  Expenses:  INGEN will pay the reasonable costs and expenses of  Sand directly related to his performance of his position or tasks herein, provided that such expenses are submitted to INGEN and approved in advance.

d.  Employee:  Unless otherwise indicated below,  Sand will be an employee of the company, which will be responsible for withholding applicable taxes.

e.  Benefits:  Other non-cash benefits, if any, will be supplied by INGEN to  Sand as negotiated by the parties (if and when funds are available for any such use).
4.  Confidentiality:

a. This Agreement.  The provisions of this Agreement are confidential and private and are not to be disclosed to outside parties (except on a reasonable need to know basis only) without the express, advance consent of all parties hereto or by order of a court of competent jurisdiction.

 b.   Proprietary Information.   Sand agrees and acknowledges that during the course of this agreement in the performance of his duties and responsibilities that he will come into possession or knowledge of information of a confidential nature and/or proprietary information of INGEN and INGEN NV.

Such confidential and/or proprietary information includes but is not limited to the following of INGEN and INGEN NV, its agents, contractors, employees and all affiliates: corporate and/or financial information and records of INGEN and INGEN NV or any client, customer or associate of INGEN and INGEN NV; information regarding artists or others under contract, or in contact with, INGEN and INGEN NV; customer information; client information; shareholder information; business contacts, investor leads and contacts; employee information;  documents regarding INGEN’s website and any INGEN or INGEN NV product, including intellectual property.

Sand represents and warrants to INGEN that he will not divulge confidential, proprietary information of INGEN and INGEN NV to anyone or anything without the advance, express consent of INGEN, and further will not use any proprietary information of INGEN and INGEN NV for his or anyone else's gain or advantage during and after the term of this agreement.

5.  Further Representations and Warranties:   Sand acknowledges that this is a full time position and represents that he will perform all his duties and functions herein in a timely, competent and professional manner.   Sand represents and warrants that he will be fair in his dealing with INGEN and INGEN NV and will not knowingly do anything against the interests of INGEN and INGEN NV.

6.  Survival of Warranties and Representations:  The parties hereto agree that all warranties and representations of the parties survive the closing of this transaction.

7.  Termination:  This agreement is expressly not “at will.”  It can be terminated by INGEN only for cause, after reasonable notice and opportunity to correct any alleged deficiencies.   Sand may request a hearing of the full Board of Directors to defend himself against any attempt of INGEN to terminate this Agreement.  Any final determination of termination must be made by majority vote of the INGEN Board of Directors (after such a hearing, if requested).   Sand must give at least 30 days notice if he intends to resign.  Any compensation due Sand ends on the date his resignation is effective (stock entitlement shall not be prorated as long as Sand serves at least 90 days in this position).

8.  Limitation of Personal Liability:   Sand is entitled to all the protection provided by Georgia corporate law limiting the personal liability of management.  In addition, the company adopts the conditions as contained in Georgia Code – Corporations and Partnerships – Title 14, Section 14-2-851 (below) and further  agrees that the Indemnity provisions in III 2. below apply to any circumstance in which  Sand were to be sued personally or a claim filed against him personally for his alleged acts and/or omissions resulting from the exercise of his duties provided for herein during the course of his employment hereunder.

The applicable provision of Georgia law is provided as follows:

Georgia Code - Corporations and Partnerships - Title 14, Section 14-2-851

Except as otherwise provided in this Code section, a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if:

(1) Such individual conducted himself or herself in good faith; and

(2) Such individual reasonably believed:

(A) In the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation;

(B) In all other cases, that such conduct was at least not opposed to the best interests of the corporation; and

(C) In the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

(b) A director´s conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (a)(2)(B) of this Code section.

(c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Code section.

(d) A corporation may not indemnify a director under this Code section:

(1)  In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under this Code section; or

(2)  In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity

III

MISCELLANEOUS PROVISIONS

1.  Expenses:  Each party shall bear its respective costs, fees and expenses associated with the entering into or carrying out its obligations under this Agreement.

2.  Indemnification:  Any party, when an offending party, agrees to indemnify and hold harmless the other non-offending parties from any claim of damage of any party or non-party arising out of any act or omission of the offending party arising from this Agreement.

3.  Notices:  All notices required or permitted hereunder shall be in writing and shall be deemed given and received when delivered in person or sent by confirmed facsimile, or ten (10) business days after being deposited in the United States mail, postage prepaid, return receipt requested, addressed to the applicable party as the address as follows:

Sand:

INGEN: 35193 Avenue “A,” Suite-C, Yucaipa, CA 92399

4.  Breach:  In the event of a breach of this Agreement, ten (10) days written notice (from the date of receipt of the notice) shall be given.  Upon notice so given, if the breach is not so corrected, the non-breaching party may take appropriate legal action per the terms of this Agreement.

5.  Assignment:  This Agreement is assignable only with the written permission of INGEN.

6.  Amendment:  This Agreement is the full and complete, integrated agreement of the parties, merging and superseding all previous written and/or oral agreements and representations between and among the parties, and is amendable in writing upon the agreement of all concerned parties.  All attachments hereto, if any, are deemed to be a part hereof.

7.  Interpretation:  This Agreement shall be interpreted as if jointly drafted by the parties.  It shall be governed by the laws of the State of California applicable to contracts made to be performed entirely therein.

8.  Enforcement: If the parties cannot settle a dispute between them in a timely fashion, either party may file for arbitration within San Bernardino County, California.  Arbitration shall be governed by the rules of the American Arbitration Association.  The arbitrator(s) may award reasonable attorneys fees and costs to the prevailing party.  Either party may apply for injunctive relief or enforcement of an arbitration decision in a court of competent jurisdiction within San Bernardino County, California.

9.  Counterparts:  This Agreement may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute one and the same agreement.  Facsimile signatures shall be considered as valid and binding as original signatures.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first written above.

/s/ Scott R. Sand
Scott R. Sand

INGEN TECHNOLOGIES, INC.

/s/ Thomas J. Neavitt
By: Thomas J. Neavitt
CEO